Exhibit B-2
                                   -----------


                        FORM OF SERVICE AGREEMENT BETWEEN
               ENERGY EAST MANAGEMENT AND NON-UTILITY SUBSIDIARY


                                SERVICE AGREEMENT


          This Service Agreement is made and entered into this _____ day of ___________, by and between __________________ ("Client Company") and Energy East Management Corporation ("Service Company").

                                   WITNESSETH

          WHEREAS, the Securities and Exchange Commission ("SEC") has approved and authorized as meeting the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 ("Act") the organization and conduct of the business of Service Company, in accordance herewith, as a wholly-owned subsidiary service company of Energy East Corporation ("Energy East"); and

          [WHEREAS, Client Company is a non-utility company subsidiary of Energy East and an associate of Service Company;] [remove if client is Energy East] and

          WHEREAS, Service Company and Client Company have entered into this Service Agreement whereby Service Company agrees to provide and Client Company agrees to accept and pay for various services as provided herein at cost, with cost determined in accordance with applicable rules and regulations under the Act, which require Service Company to fairly and equitably allocate costs among all associate companies to which it renders services (collectively, the "Client Companies"), including Client Company.

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:


                              ARTICLE I - SERVICES


          Section 1.1 Service Company shall furnish to Client Company, as requested by Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as Client Company may from time to time request and that Service Company concludes it is able to perform. Service Company shall also provide Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by Client Company and that Service Company concludes it is able to perform. In supplying such


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


services, Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers, and other persons with necessary qualifications as are required for or pertinent to the provision of such services.

          Section 1.2 Client Company shall take from Service Company such of the services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by Client Company and that Service Company concludes it is able to perform.

          Section 1.3 The cost of the services described herein or contemplated to be performed hereunder shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. Client Company shall have the right from time to time to amend or alter any activity, project, program or work order provided that (i) any such amendment or alteration that results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by Service Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by Service Company as a direct result of such amendment or alteration of the activity, project, program or work order, and
(iii) no amendment or alteration of an activity, project, program or work order shall release Client Company from liability for all costs already incurred by or contracted for by Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.

          Section 1.4 Service Company shall use its best efforts to maintain a staff trained and experienced in the services described in Appendix A.


                            ARTICLE II - COMPENSATION


          Section 2.1 As compensation for the services to be rendered hereunder, Client Company shall pay to Service Company all costs that reasonably can be identified and related to particular services performed by Service Company for or on its behalf. The methods for assigning or allocating Service Company costs to Client Company, as well as to other associate companies, are set forth in Appendix A.

          Section 2.2 It is the intent of this Service Agreement that charges for services shall be distributed among Client Companies, to the extent possible, based upon direct assignment. The amounts remaining after direct assignment shall be allocated among the Client Companies using the methods identified in Appendix A. The method of assignment or allocation of cost shall be subject to review by the Service Company annually, or more frequently if appropriate. Such method of assignment or allocation of costs may be modified or changed by the Service Company without the necessity of an amendment to this Service Agreement; provided that, in each instance, all services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder. The Service Company shall review with the Client Company any proposed material change in the method of assignment or allocation of costs hereunder and the parties must agree to any such changes before they are


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


implemented. In addition, no such agreed upon material change shall be made unless and until the Service Company shall have first given written notice to the SEC not less than 60 days prior to the proposed effective date thereof.

          Section 2.3 Service Company shall render a monthly report to Client Company that shall reflect the information necessary to identify the costs charged for that month. Client Company shall remit to Service Company all charges billed to it within 30 days of receipt of the monthly report.

          Section 2.4 It is the intent of this Service Agreement that the payment for services rendered by Service Company to Client Company under this Service Agreement shall cover all the costs of its doing business including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, and compensation for use of capital as permitted by Rule 91 of the SEC's regulations under the Act.


                               ARTICLE III - TERM


          This Service Agreement shall become effective as of the date first written above, subject only to the receipt of any required regulatory approvals from the SEC, and shall continue in force until terminated by Service Company or Client Company, upon not less than 90 days prior written notice to the other party. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.


                           ARTICLE IV - MISCELLANEOUS


          Section 4.1 All accounts and records of Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof.

          Section 4.2 New direct or indirect subsidiaries of Energy East which may come into existence after the effective date of this Service Agreement, may become additional client companies of Service Company and subject to a service agreement with Service Company. The parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services as specified in Appendix A, subject to the requirements of Section 2.2, as may become necessary to achieve a fair and equitable assignment, distribution, or allocation of Service Company costs among all associate companies including the new subsidiaries.


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          Section 4.3 Service Company shall permit Client Company access to its accounts and records including the basis and computation of allocations.

          IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                                        ENERGY EAST MANAGEMENT
                                        CORPORATION


                                        BY:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        CLIENT COMPANY


                                        BY:
                                           ------------------------------------
                                           Name:
                                           Title:


The undersigned requests all services listed in Appendix A from Energy East Management Corporation except for __________________________________. Services will begin _________________________.



                                        CLIENT COMPANY


                                        BY:
                                           ------------------------------------
                                           Name:
                                           Title:


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                                                                     Appendix A



          DESCRIPTION OF SERVICES TO BE PROVIDED BY SERVICE COMPANY AND
               DETERMINATION OF CHARGES FOR SUCH SERVICES TO THE
                                CLIENT COMPANIES




                        DESCRIBED IN BODY OF APPLICATION.

                             FORMS BEING DEVELOPED.




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